Exhibit 10.1
FORM OF ORIGINATION AND SERVICING AGREEMENT

Exhibit 10.1
ORIGINATION AND SERVICING AGREEMENT
     ORIGINATION AND SERVICING AGREEMENT, dated as of the                      day of                      , 200___ (the “Agreement”) by and between LEAF EQUIPMENT FINANCE FUND 4, L.P. (“LEAF 4”), a Delaware limited partnership, 110 S. Poplar Street, Suite 101, Wilmington, DE 19801, LEAF FINANCIAL CORPORATION (“LEAF Financial”), a Delaware corporation, One Commerce Square, 2005 Market Street, Suite 1500, Philadelphia, PA 19103, and LEAF FUNDING, INC. (“LEAF Funding”), a Delaware corporation, 110 S. Poplar Street, Suite 101, Wilmington, DE 19801.
     WHEREAS, LEAF 4 is engaged in the business of acquiring a diversified portfolio of equipment that it leases to third-parties (“Equipment Leases”), and to a limited extent financing the acquisition of equipment by end users(“Secured Loans”);
     WHEREAS, LEAF 4 desires to retain LEAF Funding (the “Originator”) as the originator of the Equipment Leases and the Secured Loans;
     WHEREAS, LEAF 4 desires to retain LEAF Financial (the “Servicer”) as the servicer of the Equipment Leases and the Secured Loans; and
     WHEREAS, LEAF Funding and LEAF Financial are willing to originate and service all of the Equipment Leases and Secured Loans;
     NOW THEREFORE, in consideration of the covenants set forth in this Agreement and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:
1.	APPOINTMENT; STANDARD OF CARE; DUTIES OF THE ORIGINATOR AND THE SERVICER
A. The Originator and the Servicer are each hereby authorized to act as an agent for LEAF 4 and in that capacity shall originate, manage, service, administer and make collections on the Equipment Leases and Secured Loans and perform any other reasonable actions that may be required by LEAF 4 under this Agreement. The Servicer agrees that its servicing of the Equipment Leases and Secured Loans shall be carried out in accordance with customary and usual procedures of institutions which service equipment leases and Secured Loans, unless there is a specific requirement dictated by LEAF 4.
(a) The Originator’s duties shall include, without limitation, the following:
1. Origination of Equipment Leases and Secured Loans
Originate Equipment Leases, Secured Loans and existing portfolios of Equipment Leases and Secured Loans through direct and indirect origination strategies. Direct originations will involve marketing to direct vendors and resellers, which will offer leasing as a financing option as part of the vendors’ and resellers’ overall equipment package. The indirect strategy will involve acquiring Equipment Leases from other equipment lessors, including captives of manufacturers, banks and other financial services companies.
(b) The Servicer’s duties shall include, without limitation, the following:
1. Underwriting
Development and ongoing updates of credit evaluation systems, including automatic extraction of credit information from online databases; credit scoring and credit analyst review.
2. Receivables Management
Monthly invoicing including detailed breakdown of Equipment Lease payments and misc. items and collection of Equipment Lease revenues. The Servicer will have the authority to manage the Equipment Lease receivables as well as write-off Equipment Leases.
3. Syndicate Transactions
Syndicate Equipment Lease transactions and/or portions of Equipment Lease portfolios to third-parties, or other additional related parties, where applicable to enhance income and/or manage risk.
4. System Development and Integration
Develop and integrate systems to provide fully automated processing of Equipment Leases, including:
•	a management system establishing Equipment Leasing program relationships with direct sales organizations;

•	sales and marketing database management systems that provide vendor sales relationship development and tracking tools;

•	application management system;

•	credit scoring system that automates the task of evaluating high volumes of small ticket Equipment Lease applications;

•	contract management system that provides electronic invoice generation, payment posting technologies and collections and customer service screens;

•	accounting and financial management system that will provide financial management of portfolio from securitization reporting to financial pro forma generating tools and investor reporting.
5. Set Residuals and Manage Residual Realization
Establish and monitor residual value assessments of equipment subject to Equipment Leases using information from any one or more of a number of sources, including management’s prior experience, secondary market publications, interviews with manufacturers and used equipment dealers, auction sales guides, historical sales data, industry organizations and valuation companies.
Manage residual realization by: re-leasing equipment to existing lessees; automatically extending Equipment Leases on a month to month basis; selling equipment to lessees at the end of the Equipment Lease or at the end of any extension of the Equipment Lease;

and selling equipment that is returned at the end of the Equipment Lease either to the original vendor or to used equipment dealers.
6. Ongoing Portfolio Integrity
Evaluate the Equipment Lease portfolio on an ongoing basis, including review for completeness and accuracy of documentation; review and verify lessee and user payment histories; evaluate underlying equipment or other collateral and verify values; obtain credit reports and/or credit scores for a representative number of Equipment Leases and perform UCC lien searches.
7. Development and Documentation of Marketing Materials
Develop marketing material specific to each program, including:
•	a sales kit, which shall include a sales jacket along with lease agreements, a rate card, and specific lease products of a vendor; and

•	a lease program and a benefit flyer to assist vendor sales forces in presenting the lease option to customers.
8. Secured Loans
To the extent applicable, the Servicer’s duties described above in this Section 1.A.(b) shall include the Secured Loans.
2.	TERM AND TERMINATION
A.	This Agreement shall be deemed effective on execution by LEAF 4, LEAF Funding and LEAF Financial. The term of this Agreement shall continue from that effective date for three (3) years and shall automatically renew for additional one-year periods unless earlier terminated by LEAF 4. LEAF 4 may terminate this Agreement at any time by giving the other parties at least thirty (30) days written notice of termination. At the termination date specified in LEAF 4’s notice, the obligations of the other parties with respect to the origination and servicing of the Equipment Leases and Secured Loans shall terminate to the extent they have not yet been performed or are not required by this Agreement to have been performed before that termination date.
3.	FEES AND EXPENSES
     In consideration of the above described services, the Originator and the Servicer shall receive certain fees and be reimbursed for expenses as set forth in the Amended and Restated Agreement of Limited Partnership of LEAF Equipment Finance Fund 4, L.P.
4.	MISCELLANEOUS PROVISIONS
(a) Assignability. The rights and obligations of LEAF Funding and LEAF Financial may only be assigned if the proposed assignee(s) meets LEAF 4’s requirements and receives LEAF 4’s written approval prior to the assignment.
(b) Delegation of Duties. Notwithstanding anything to the contrary in this Agreement, the Originator and/or the Servicer may, from time to time and in its sole discretion, subcontract all or any part of its duties under this Agreement to any entity chosen by it, including any entity affiliated with it, with respect to one or more of LEAF 4’s Equipment Leases or Secured Loans.

The subcontract, however, shall not relieve the Originator or the Servicer, as the case may be, of its responsibilities to LEAF 4 under this Agreement with respect to any Equipment Lease or Secured Loan that is subject to the subcontract.
(c) Notices. Notices under this Agreement shall be deemed to have been given if mailed, postage prepaid, by registered or certified mail, return receipt required, or delivered by courier service to the other parties at each party’s address stated above or at any other address as a party may have provided by written notice to the other parties.
(d) Choice of Law; Venue; Waiver of Trial by Jury. This Agreement shall be governed by the internal laws (as opposed to the conflict of laws provisions) and decisions of the Commonwealth of Pennsylvania. The parties to this Agreement consent to the jurisdiction of any local, state, or federal court located within Pennsylvania, and waive any objection relating to improper venue or forum non conveniens to the conduct of any proceeding in any such court and further waive any right to have any claim or dispute arising from or related to this Agreement by parties to this Agreement against one or more parties to this Agreement, whether or not there are any additional third-parties to the action or proceeding, heard by a jury.
     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement by their duly authorized officers as of the                      day of                                        , 200___.

LEAF Equipment Finance Fund 4, L.P.
By: LEAF Asset Management, LLC,
its General Partner

By:

Name:	Crit DeMent
Title:	CEO

LEAF Funding, Inc.

By:

Name:	Miles Herman
Title:	Senior Vice President

LEAF Financial Corporation

By:

Name:	Miles Herman
Title:	President and COO

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